EXHIBIT 99.1

CMS Bancorp, Inc. Announces 2013 Annual Shareholders Meeting Date and Record Date

WHITE PLAINS, N.Y., Aug. 1, 2013 (GLOBE NEWSWIRE) -- CMS Bancorp, Inc. (Nasdaq:CMSB) announced today that its previously postponed 2013 Annual Meeting of Shareholders will be held on Thursday, September 26, 2013 at 3 p.m., Eastern Time, at the Crowne Plaza Hotel, located at 66 Hale Avenue, White Plains, New York 10601. The Board of Directors has fixed the close of business on Friday, August 16, 2013, as the record date for the determination of shareholders entitled to notice of and to vote at the 2013 Annual Meeting of Shareholders and any adjournment or postponement thereof.

About CMS Bancorp, Inc. and CMS Bank

CMS Bancorp, Inc. is a savings and loan holding company headquartered in White Plains, New York. CMS Bancorp's principal business is to operate its wholly-owned banking subsidiary, CMS Bank, which is a New York state-chartered savings bank that conducts its operations mainly through its corporate administrative office in White Plains, New York and five retail banking offices located in the communities of Eastchester, Greenburgh, Mount Vernon, West Harrison, and Mount Kisco, in Westchester County, New York.  CMS Bank's deposits are insured up to the applicable legal limit by the FDIC.  More information about CMS Bancorp and CMS Bank can be found on CMS Bank's website at www.cmsbk.com.

CONTACT: Investor Relations Contact
         Stephen E. Dowd
         Senior Vice President
         & Chief Financial Officer
         CMS Bancorp, Inc.
         (914) 422-2700